Exhibit 99.1

Experience Investment Corp. Stockholders Approve Business Combination with Blade Urban Air Mobility

•	The combined company’s common stock is expected to begin trading on the NASDAQ under the ticker symbol “BLDE” on May 10, 2021

•	Transaction proceeds of approximately $365 million, after giving effect to minimal redemptions, enables an acceleration of Blade’s acquisition and route expansion strategy

•	At closing, Blade will be the first publicly traded urban air mobility company

New York, NY (May 5, 2021) – Experience Investment Corp. (NASDAQ: EXPC) today announced that its stockholders approved all proposals related to the previously announced business combination (the “Business Combination”) with Blade Urban Air Mobility, Inc. (“Blade”) at a special meeting of stockholders held today. A Form 8-K disclosing the full voting results is expected to be filed with the Securities and Exchange Commission.

The closing of the Business Combination is anticipated to occur on or about May 7, 2021. Following closing, the combined holding company will change its legal name to Blade Air Mobility, Inc. and will continue to do business as Blade Urban Air Mobility. Its class A common stock and warrants will trade on Nasdaq under the ticker symbols “BLDE” and “BLDEW”, respectively.

Blade expects to receive approximately $365 million in gross proceeds, after giving effect to minimal shareholder redemptions, at the time of the Business Combination, which includes $125 million in expected gross proceeds from a fully committed private placement closing concurrently.

About Experience Investment Corp.

Experience Investment Corp. (“EIC”) is a special purpose acquisition company sponsored by an affiliate of KSL Capital Partners and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

For more information, please visit experienceinvestmentcorp.com

About KSL Capital Partners

KSL Capital Partners, LLC is a private equity firm specializing in premier travel and leisure enterprises in five primary sectors: hospitality, recreation, clubs, real estate, and travel services. Since 2005, KSL has raised approximately $13 billion of capital across both debt and equity funds.

For more information, please visit kslcapital.com

About Blade

Blade is a technology-powered urban air mobility platform committed to reducing travel friction by providing cost-effective air transportation alternatives to some of the most congested ground routes in the U.S. and abroad. Today, the company predominantly uses helicopters and amphibious aircraft. Its asset-light model, coupled with its exclusive passenger terminal infrastructure, is designed to facilitate a seamless transition to Electric Vertical Aircraft ("EVA" or “eVTOL”), enabling lower cost air mobility to the public that is both quiet and zero emissions.

For more information, visit blade.com/investors

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of federal securities laws, including with respect to the proposed business combination of Blade and EIC. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. Such factors can be found in EIC’s most recent annual report on Form 10-K, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov, and also in the Form S-4 and EIC’s definitive proxy statement/prospectus relating to the Business Combination. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or the Business Combination with Blade. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and EIC and Blade undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Contacts

For BLADE

Phil Denning / Nora Flaherty

BladeMediaRelations@icrinc.com

For Experience Investment Corp.

Maureen Richardson

mrichardson@riverinc.com

For KSL Capital Partners

Maureen Richardson

mrichardson@riverinc.com